Exhibit 99(a)

News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary:	Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces Second Quarter 2015 Earnings;
Core Net Income Up 5%

Executive Snapshot:

•	Continued strong financial results:
o	Core net income for second quarter 2015 compared to the same period in 2014:
▪	Core net income up 4.9%;
▪	Core diluted EPS up 3.7%;
o	GAAP earnings for the second quarter of 2015 compared to the same period in 2014:
▪	Net income down 9.2%
▪	Diluted EPS down 9.6%
▪	Return on average assets (ROA) of 0.91%
▪	Return on average equity (ROE) of 10.66%
▪	Efficiency ratio of 54.71%

•	Asset quality improvement:
o	Asset quality measures continued to improve compared to both the second quarter of 2014 and for the first quarter of 2015
o	Nonperforming assets (NPAs) fell by $10.6 million when compared to June 30, 2014.
o	NPAs to total assets improved from 1.07% to 0.81% when compared to June 30, 2014.
o	Quarterly net chargeoffs at lowest level since the fourth quarter of 2008

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Average deposits per branch grew $942 thousand from June 30, 2014 to June 30, 2015 on a same store basis
o	Average core deposits grew $93 million for the second quarter of 2015 compared to the second quarter of 2014

•	Loan portfolio reaches all-time high:
o	Average loans were up $252 million for the second quarter of 2015 compared to second quarter of 2014
o	At $3.24 billion at June 30, 2015, loans reached an all-time historic high

Note: See non-GAAP financial measures reconciliation on pages 14-15 for information on core income and earnings per share

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FOR IMMEDIATE RELEASE:

TrustCo Announces Second Quarter 2015 Earnings;
Core Net Income Up 5%

Glenville, New York – July 21, 2015

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that second quarter of 2015 core net income rose 4.9% to $10.7 million compared to $10.2 million for the second quarter of 2014.  Second quarter 2014 results included a gain of $2.4 million on the previously disclosed sale of owned real estate that added $1.6 million to reported after-tax earnings.  On a GAAP basis, second quarter 2014 net income was $11.8 million compared to $10.7 million in 2015.

Robert J. McCormick, President and Chief Executive Officer noted, “Our core results for the second quarter of 2015 build off of the solid results of the first quarter.   In addition to core net income growth, we continued to add customer relationships which ultimately positions our business well for the future.  Our highly liquid balance sheet continues to allow us to fund our loan growth without having to overpay for deposits.  We look forward to the second half of 2015 with optimism.  We will continue taking advantage of opportunities as they are presented.”

TrustCo saw continued strong loan growth in the second quarter of 2015.  Loan portfolio expansion was funded by utilization of a portion of the Bank’s large cash position.  Growth in core deposits was used to offset declines in higher cost certificates of deposit and cash management accounts, which are significantly more costly than core deposits.  The continued shift toward loans helped offset the margin impact from continued comparatively low yields on cash and investments.  TrustCo’s strong liquidity position continues to allow the Company to take advantage of opportunities when interest rate conditions change.

Mr. McCormick also noted, “We are encouraged by the continued economic improvements in our market areas.  We are pleased with the continued improvement in our asset quality during both the second quarter and over the last year. Our long-term focus on traditional lending criteria and conservative balance sheet management has enabled us to maintain strong liquidity and capital and report continued profit improvements.  As a result, we have been able to focus on conducting business, which has put us in a position to take advantage of changes in market and competitive conditions.”

For the second quarter of 2015, return on average assets and return on average equity were 0.91% and 10.66%, respectively, compared to 1.03% and 12.50% for the second quarter of 2014, all on a reported GAAP basis.  Reported GAAP diluted earnings per share were $0.113 for the second quarter of 2015, compared to $0.125 for the second quarter of 2014.  Higher levels of assets and shareholders’ equity as well as the $2.4 million gain noted earlier contributed to the decline in return on average assets and equity.  Core diluted net income per share was $0.112 for the second quarter of 2015 compared to $0.108 for the second quarter of 2014.  The reconciliation between core and GAAP earnings is shown in the table at the back of this release.

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For the first six months of 2015, core diluted net income per share was $0.225, compared to $0.213 for the first six months of 2014.  On a GAAP basis, diluted earnings per share were $0.225, compared to $0.241 over the same time periods.  GAAP return on average assets and equity were 0.92% and 10.78% for the first six months of 2015, compared to 1.01% and 12.30% for the first six months of 2014.

Average loans were up $252.5 million or 8.5% in the second quarter of 2015, over the same period in 2014.  Average deposits were up $138.8 million or 3.5% for the second quarter of 2015 over the same period a year earlier.  Most of the increase in deposits came from core deposit accounts.  Average core deposits increased $92.8 million from the second quarter of 2014 to the second quarter of 2015.  Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits.  Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.

While some banks have backed away from branches, a customer friendly branch franchise continues to be the key to our long term plans.  We opened one new office during the second quarter, in Orlando, Florida and now have a 50 branch network covering Central Florida.  We continue to make significant progress expanding loans and deposits throughout our entire branch network.  We expect that trend to continue as the newer branches continue to mature.

At June 30, 2015, our average branch size was $28.3 million.  On a same store basis, our average deposits per branch grew by $942 thousand from June 30, 2014 to June 30, 2015.  We have always designed our branches to be smaller and more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

Asset quality and the allowance for loan losses coverage of nonperforming loans (NPLs) improved from both June 30, 2014 and March 31, 2015 to June 30, 2015.  NPLs declined to $32.5 million at June 30, 2015, compared to $40.9 million at June 30, 2014 and $33.5 million at March 31, 2015.  NPLs were equal to 1.00% of total loans at June 30, 2015, compared to 1.36% a year earlier and 1.05% at March 31, 2015.  The coverage ratio, or allowance for loan losses to NPLs, was 140.3% at June 30, 2015, compared to 137.2% at March 31, 2015 and 114.7% at June 30, 2014.  Nonperforming assets (NPAs) declined to $38.6 million from $40.4 million at March 31, 2015 and $49.2 million at June 30, 2014.  Overall, virtually every asset quality indicator improved during the second quarter of 2015 relative to the first quarter of 2015 and the second quarter of 2014.  The ratio of loan loss allowance to total loans was 1.41% as of June 30, 2015, compared to 1.44% at March 31, 2015 and to 1.56% at June 30, 2014 and reflects both the improvement in asset quality and economic conditions in our lending areas.  The allowance for loan losses was $45.6 million at June 30, 2015 compared to $45.9 million at March 31, 2015 and $46.9 million at June 30, 2014.

The net interest margin for the second quarter of 2015 was 3.07% compared to 3.08% in the first quarter of 2015 and 3.16% in the second quarter of 2014.

At June 30, 2015 the tangible equity ratio was 8.48% compared to 8.44% at March 31, 2015 and 8.38% at June 30, 2014.  Tangible book value per share at June 30, 2015 was $4.23 compared to $4.06 a year earlier.

Trustco Bank entered into an agreement with its primary regulator, the Office of the Comptroller of the Currency (OCC), on July 21, 2015.  The agreement calls for the Bank to take various actions in areas such as compliance, corporate governance, audit, capital planning including dividends, and strategic planning, among others.  The agreement followed the completion of the OCC’s regularly scheduled exam of the Bank.  Since the completion of the examination, the Bank has been working to address the issues raised. The Bank’s board of directors and management are committed to taking the necessary actions to fully address the provisions of the agreement and believe they have made significant progress towards that goal. Implementing the necessary action plans is expected to add annualized expenses of between $2.5 and $5.0 million.

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TrustCo Bank Corp NY is a $4.7 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 146 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at June 30, 2015.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss second quarter 2015 results will be held at 9:00 a.m. Eastern Time on July 22, 2015.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10069090. The call will also be audio webcast at: http://services.choruscall.com/links/trst150722.html, and will be available for one year.

Note: See non-GAAP financial measures reconciliation on pages 14-15 for information on core income and earnings per share

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2015 and for the growth of loans and deposits throughout our branch network and our ability to capitalize on economic changes in the areas in which we operate.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, as amended, and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	06/30/15	03/31/15	06/30/14
Summary of operations
Net interest income (TE)	$35,690	35,185	35,513
Provision for loan losses	800	800	1,500
Net securities transactions	-	249	-
Noninterest income, excluding net securities transactions	4,454	4,374	4,505
Noninterest expense	22,131	21,857	19,437
Net income	10,727	10,715	11,808

Per common share
Net income per share:
- Basic	$0.113	0.113	0.125
- Diluted	0.113	0.113	0.125
Cash dividends	0.066	0.066	0.066
Tangible Book value at period end	4.23	4.21	4.06
Market price at period end	7.03	6.88	6.68

At period end
Full time equivalent employees	760	747	747
Full service banking offices	146	145	141

Performance ratios
Return on average assets	0.91%	0.93	1.03
Return on average equity	10.66	10.91	12.50
Efficiency (1)	54.71	54.18	53.00
Net interest spread (TE)	3.01	3.02	3.11
Net interest margin (TE)	3.07	3.08	3.16
Dividend payout ratio	58.15	58.12	52.62

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	8.48	8.44	8.38

Asset quality analysis at period end
Nonperforming loans to total loans	1.00	1.05	1.36
Nonperforming assets to total assets	0.81	0.85	1.07
Allowance for loan losses to total loans	1.41	1.44	1.56
Coverage ratio (3)	1.4x	1.4	1.1

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, the net gain on sale of building, and the net sale of nonperforming loans).
(2)	The tangible equity ratio excludes $553 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

Page | 5

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/15	06/30/14
Summary of operations
Net interest income (TE)	$70,875	70,214
Provision for loan losses	1,600	3,000
Net securities transactions	249	6
Noninterest income	8,828	10,258
Noninterest expense	43,988	40,238
Net income	21,442	22,819

Per common share
Net income per share:
- Basic	$0.226	0.241
- Diluted	0.225	0.241
Cash dividends	0.131	0.131
Tangible Book value at period end	4.23	4.06
Market price at period end	7.03	6.68

Performance ratios
Return on average assets	0.92%	1.01
Return on average equity	10.78	12.30
Efficiency (1)	54.45	52.15
Net interest spread (TE)	3.02	3.09
Net interest margin (TE)	3.08	3.15
Dividend payout ratio	58.14	54.42

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, the net gain on sale of building, and the net sale of nonperforming loans).

TE = Taxable equivalent.

Page | 6

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Interest and dividend income:
Interest and fees on loans	$35,343	34,983	35,051	34,421	33,614
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	366	212	233	297	381
State and political subdivisions	23	25	29	38	44
Mortgage-backed securities and collateralized mortgage obligations-residential	2,276	2,393	2,733	3,040	3,299
Corporate bonds	-	1	2	2	2
Small Business Administration-guaranteed participation securities	503	522	524	535	539
Mortgage-backed securities and collateralized mortgage obligations-commercial	38	37	37	38	38
Other securities	4	4	4	4	4
Total interest and dividends on securities available for sale	3,210	3,194	3,562	3,954	4,307

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	480	478	512	545	577
Corporate bonds	154	154	154	153	154
Total interest on held to maturity securities	634	632	666	698	731

Federal Reserve Bank and Federal Home Loan Bank stock	118	116	123	127	128

Interest on federal funds sold and other short-term investments	423	400	363	374	376
Total interest income	39,728	39,325	39,765	39,574	39,156

Interest expense:
Interest on deposits:
Interest-bearing checking	111	105	98	94	89
Savings	599	658	663	644	592
Money market deposit accounts	547	617	634	648	618
Time deposits	2,500	2,434	2,366	2,213	2,035
Interest on short-term borrowings	300	346	335	327	342
Total interest expense	4,057	4,160	4,096	3,926	3,676

Net interest income	35,671	35,165	35,669	35,648	35,480

Provision for loan losses	800	800	1,000	1,100	1,500
Net interest income after provision for loan losses	34,871	34,365	34,669	34,548	33,980

Noninterest income:
Trustco Financial Services income	1,478	1,653	1,451	1,471	1,405
Fees for services to customers	2,691	2,524	2,753	2,838	2,732
Net gain on securities transactions	-	249	335	376	-
Other	285	197	213	205	368
Total noninterest income	4,454	4,623	4,752	4,890	4,505

Noninterest expenses:
Salaries and employee benefits	8,164	8,481	9,003	8,272	8,012
Net occupancy expense	3,878	4,108	3,869	4,013	4,110
Equipment expense	1,803	1,942	1,919	1,725	1,823
Professional services	2,066	1,507	1,536	1,547	1,438
Outsourced services	1,425	1,425	1,225	1,375	1,425
Advertising expense	733	600	602	629	657
FDIC and other insurance	1,017	1,065	949	1,054	1,000
Other real estate expense (income), net	201	424	841	1,001	(1,688)
Other	2,844	2,305	2,296	2,576	2,660
Total noninterest expenses	22,131	21,857	22,240	22,192	19,437

Income before taxes	17,194	17,131	17,181	17,246	19,048
Income taxes	6,467	6,416	6,521	6,532	7,240

Net income	$10,727	10,715	10,660	10,714	11,808
Net income per common share:
- Basic	$0.113	0.113	0.113	0.113	0.125

- Diluted	0.113	0.113	0.112	0.113	0.125

Average basic shares (in thousands)	95,056	94,947	94,681	94,628	94,559
Average diluted shares (in thousands)	95,190	95,074	94,813	94,752	94,675

Note: Taxable equivalent net interest income	$35,690	35,185	35,693	35,676	35,513

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	6/30/2015	6/30/2014

Interest and dividend income:
Interest and fees on loans	$70,326	66,488
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	578	887
State and political subdivisions	48	112
Mortgage-backed securities and collateralized mortgage obligations-residential	4,669	6,377
Corporate bonds	1	61
Small Business Administration-guaranteed participation securities	1,025	1,095
Mortgage-backed securities and collateralized mortgage obligations-commercial	75	76
Other securities	8	8
Total interest and dividends on securities available for sale	6,404	8,616

Interest on held to maturity securities:
Mortgage-backed securities-residential	958	1,202
Corporate bonds	308	308
Total interest on held to maturity securities	1,266	1,510

Federal Reserve Bank and Federal Home Loan Bank stock	234	261

Interest on federal funds sold and other short-term investments	823	727
Total interest income	79,053	77,602

Interest expense:
Interest on deposits:
Interest-bearing checking	216	173
Savings	1,257	1,355
Money market deposit accounts	1,164	1,217
Time deposits	4,934	3,986
Interest on short-term borrowings	646	735
Total interest expense	8,217	7,466

Net interest income	70,836	70,136

Provision for loan losses	1,600	3,000
Net interest income after provision for loan losses	69,236	67,136

Noninterest income:
Trust department income	3,131	2,915
Fees for services to customers	5,215	5,253
Net gain on securities transactions	249	6
Other	482	2,090
Total noninterest income	9,077	10,264

Noninterest expenses:
Salaries and employee benefits	16,645	15,604
Net occupancy expense	7,986	8,369
Equipment expense	3,745	3,575
Professional services	3,573	2,724
Outsourced services	2,850	2,750
Advertising expense	1,333	1,256
FDIC and other insurance	2,082	1,904
Other real estate (income) expense, net	625	(833)
Other	5,149	4,889
Total noninterest expenses	43,988	40,238

Income before taxes	34,325	37,162
Income taxes	12,883	14,343

Net income	$21,442	22,819

Net income per Common Share:
- Basic	$0.226	0.241

- Diluted	0.225	0.241

Average basic shares (thousands)	95,002	94,536
Average diluted shares (thousands)	95,132	94,658

Note: Taxable equivalent net interest income	$70,875	70,214

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
ASSETS:

Cash and due from banks	$37,574	44,853	43,505	43,724	48,034
Federal funds sold and other short term investments	641,011	705,273	627,943	586,931	573,514
Total cash and cash equivalents	678,585	750,126	671,448	630,655	621,548

Securities available for sale:
U. S. government sponsored enterprises	152,082	108,248	77,800	83,087	103,340
States and political subdivisions	1,969	1,974	2,271	2,769	3,921
Mortgage-backed securities and collateralized mortgage obligations-residential	429,205	445,273	483,560	523,779	589,517
Corporate bonds	-	1,500	1,500	1,401	1,402
Small Business Administration-guaranteed participation securities	95,323	98,668	100,496	100,491	102,367
Mortgage-backed securities and collateralized mortgage obligations-commercial	10,399	10,503	10,447	10,417	10,544
Other securities	685	685	685	679	679
Total securities available for sale	689,663	666,851	676,759	722,623	811,770

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	53,576	57,296	60,986	64,223	67,974
Corporate bonds	9,967	9,964	9,960	9,956	9,952
Total held to maturity securities	63,543	67,260	70,946	74,179	77,926

Federal Reserve Bank and Federal Home Loan Bank stock	9,480	9,228	9,228	9,228	10,951

Loans:
Commercial	209,399	212,145	223,382	219,825	222,655
Residential mortgage loans	2,669,929	2,620,925	2,575,222	2,510,151	2,437,500
Home equity line of credit	354,946	352,552	352,134	346,496	339,897
Installment loans	8,674	8,003	7,594	6,557	6,098
Loans, net of deferred fees and costs	3,242,948	3,193,625	3,158,332	3,083,029	3,006,150
Less:
Allowance for loan losses	45,571	45,944	46,327	46,512	46,935
Net loans	3,197,377	3,147,681	3,112,005	3,036,517	2,959,215

Bank premises and equipment, net	38,100	38,812	38,565	37,455	36,658
Other assets	64,589	60,698	65,488	71,609	71,061

Total assets	$4,741,337	4,740,656	4,644,439	4,582,266	4,589,129

LIABILITIES:
Deposits:
Demand	$355,783	347,315	331,425	327,527	324,277
Interest-bearing checking	713,001	696,137	682,210	646,862	643,473
Savings accounts	1,250,154	1,237,115	1,216,831	1,215,087	1,233,347
Money market deposit accounts	633,239	640,368	638,542	655,646	651,367
Time deposits	1,185,264	1,196,233	1,163,233	1,139,919	1,142,723
Total deposits	4,137,441	4,117,168	4,032,241	3,985,041	3,995,187

Short-term borrowings	170,750	194,738	189,116	179,957	181,516
Accrued expenses and other liabilities	30,687	28,274	29,638	27,781	27,409

Total liabilities	4,338,878	4,340,180	4,250,995	4,192,779	4,204,112

SHAREHOLDERS' EQUITY:
Capital stock	98,964	98,964	98,945	98,942	98,927
Surplus	171,988	172,237	172,353	172,598	172,769
Undivided profits	175,721	171,232	166,745	162,326	157,832
Accumulated other comprehensive loss, net of tax	(5,927)	(2,687)	(4,509)	(3,508)	(2,611)
Treasury stock at cost	(38,287)	(39,270)	(40,090)	(40,871)	(41,900)

Total shareholders' equity	402,459	400,476	393,444	389,487	385,017

Total liabilities and shareholders' equity	$4,741,337	4,740,656	4,644,439	4,582,266	4,589,129

Outstanding shares (in thousands)	95,056	94,956	94,857	94,785	94,665

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets
06/30/15	03/31/15	12/31/14	09/30/14	06/30/14
New York and other states*
Loans in nonaccrual status:
Commercial	$3,263	2,489	3,835	4,226	5,132
Real estate mortgage - 1 to 4 family	27,366	28,215	27,221	29,736	31,433
Installment	79	77	77	95	87
Total non-accrual loans	30,708	30,781	31,133	34,057	36,652
Other nonperforming real estate mortgages - 1 to 4 family	74	75	125	155	159
Total nonperforming loans	30,782	30,856	31,258	34,212	36,811
Other real estate owned	5,833	6,288	5,533	5,238	3,930
Total nonperforming assets	$36,615	37,144	36,791	39,450	40,741

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	517	517
Real estate mortgage - 1 to 4 family	1,678	2,608	2,740	2,395	3,578
Installment	10	20	13	1	1
Total non-accrual loans	1,688	2,628	2,753	2,913	4,096
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,688	2,628	2,753	2,913	4,096
Other real estate owned	275	670	908	1,188	4,365
Total nonperforming assets	$1,963	3,298	3,661	4,101	8,461

Total
Loans in nonaccrual status:
Commercial	$3,263	2,489	3,835	4,743	5,649
Real estate mortgage - 1 to 4 family	29,044	30,823	29,961	32,131	35,011
Installment	89	97	90	96	88
Total non-accrual loans	32,396	33,409	33,886	36,970	40,748
Other nonperforming real estate mortgages - 1 to 4 family	74	75	125	155	159
Total nonperforming loans	32,470	33,484	34,011	37,125	40,907
Other real estate owned	6,108	6,958	6,441	6,426	8,295
Total nonperforming assets	$38,578	40,442	40,452	43,551	49,202

Quarterly Net Chargeoffs (Recoveries)
06/30/15	03/31/15	12/31/14	09/30/14	06/30/14
New York and other states*
Commercial	$50	34	(16)	124	13
Real estate mortgage - 1 to 4 family	933	1,004	1,591	1,105	1,496
Installment	24	37	48	57	24
Total net chargeoffs	$1,007	1,075	1,623	1,286	1,533

Florida
Commercial	$(1)	(1)	(476)	(1)	(2)
Real estate mortgage - 1 to 4 family	167	109	37	242	59
Installment	-	-	1	(4)	10
Total net chargeoffs	$166	108	(438)	237	67

Total
Commercial	$49	33	(492)	123	11
Real estate mortgage - 1 to 4 family	1,100	1,113	1,628	1,347	1,555
Installment	24	37	49	53	34
Total net chargeoffs	$1,173	1,183	1,185	1,523	1,600

Asset Quality Ratios
06/30/15	03/31/15	12/31/14	09/30/14	06/30/14

Total nonperforming loans(1)	$32,470	33,484	34,011	37,125	40,907
Total nonperforming assets(1)	38,578	40,442	40,452	43,551	49,202
Total net chargeoffs(2)	1,173	1,183	1,185	2,179	1,600

Allowance for loan losses(1)	45,571	45,944	46,327	46,512	46,935

Nonperforming loans to total loans	1.00%	1.05%	1.08%	1.20%	1.36%
Nonperforming assets to total assets	0.81%	0.85%	0.87%	0.95%	1.07%
Allowance for loan losses to total loans	1.41%	1.44%	1.47%	1.51%	1.56%
Coverage ratio(1)	140.3%	137.2%	136.2%	125.3%	114.7%
Annualized net chargeoffs to average loans(2)	0.15%	0.15%	0.15%	0.29%	0.22%
Allowance for loan losses to annualized net chargeoffs(2)	9.7	x	9.6	x	9.8	x	5.3	x	7.3	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Three months ended			Three months ended
(Unaudited)	June 30, 2015			June 30, 2014
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$114,279	366	1.28%	$110,783	381	1.38%
Mortgage backed securities and collateralized mortgage obligations-residential	441,754	2,276	2.06	589,334	3,299	2.24
State and political subdivisions	1,939	36	7.36	3,823	70	7.32
Corporate bonds	956	-	0.00	1,403	2	0.48
Small Business Administration-guaranteed participation securities	98,894	503	2.03	108,072	539	1.99
Mortgage backed securities and collateralized mortgage obligations-commercial	10,600	38	1.41	10,871	38	1.40
Other	685	4	2.34	665	4	2.41

Total securities available for sale	669,107	3,223	1.93	824,951	4,333	2.10

Federal funds sold and other short-term Investments	683,110	423	0.25	606,809	376	0.25

Held to maturity securities:
Corporate bonds	9,965	154	6.17	9,950	154	6.18
Mortgage backed securities and collateralized mortgage obligations-residential	55,509	480	3.46	70,377	577	3.28

Total held to maturity securities	65,474	634	3.87	80,327	731	3.64

Federal Reserve Bank and Federal Home Loan Bank stock	9,466	118	4.99	10,937	128	4.68

Commercial loans	210,424	2,710	5.15	221,819	2,842	5.12
Residential mortgage loans	2,648,320	29,371	4.44	2,401,020	27,548	4.59
Home equity lines of credit	354,053	3,092	3.50	339,884	3,064	3.62
Installment loans	8,226	176	8.60	5,827	167	11.47

Loans, net of unearned income	3,221,023	35,349	4.39	2,968,550	33,621	4.53

Total interest earning assets	4,648,180	39,747	3.42	4,491,574	39,189	3.49

Allowance for loan losses	(46,190)			(47,389)
Cash & non-interest earning assets	137,329			135,326

Total assets	$4,739,319			$4,579,511

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$706,767	111	0.06%	$632,266	89	0.06%
Money market accounts	635,347	547	0.35	655,009	618	0.38
Savings	1,249,865	599	0.19	1,240,158	592	0.19
Time deposits	1,190,234	2,500	0.84	1,144,165	2,035	0.71

Total interest bearing deposits	3,782,213	3,757	0.40	3,671,598	3,334	0.36
Short-term borrowings	182,829	300	0.66	189,802	342	0.72

Total interest bearing liabilities	3,965,042	4,057	0.41	3,861,400	3,676	0.38

Demand deposits	344,982			316,759
Other liabilities	25,591			22,325
Shareholders' equity	403,704			379,027

Total liabilities and shareholders' equity	$4,739,319			$4,579,511

Net interest income, tax equivalent		35,690			35,513

Net interest spread			3.01%			3.11%

Net interest margin (net interest income to total interest earning assets)			3.07%			3.16%

Tax equivalent adjustment		(19)			(33)

Net interest income		35,671			35,480

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Six months ended			Six months ended
(Unaudited)	June 30, 2015			June 30, 2014
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$96,172	578	1.20%	$139,907	887	1.27%
Mortgage backed securities and collateralized mortgage obligations-residential	459,980	4,669	2.03	567,700	6,377	2.25
State and political subdivisions	2,015	74	7.31	4,971	175	7.04
Corporate bonds	1,226	1	0.16	4,956	61	2.47
Small Business Administration-guaranteed participation securities	100,270	1,025	2.05	109,079	1,095	2.01
Mortgage backed securities and
collateralized mortgage obligations-commercial	10,635	75	1.41	10,904	76	1.39
Other	685	8	2.34	662	8	2.42

Total securities available for sale	670,983	6,430	1.92	838,179	8,679	2.07

Federal funds sold and other short-term Investments	668,269	823	0.25	591,167	727	0.25

Held to maturity securities:
Corporate bonds	9,964	308	6.17	9,948	308	6.18

Mortgage backed securities and collateralized mortgage obligations-residential	57,419	958	3.34	72,340	1,202	3.32

Total held to maturity securities	67,383	1,266	3.76	82,288	1,510	3.67

Federal Reserve Bank and Federal Home Loan Bank stock	9,348	234	5.01	10,720	261	4.87

Commercial loans	214,713	5,506	5.13	222,074	5,639	5.08
Residential mortgage loans	2,621,417	58,329	4.46	2,378,199	54,530	4.59
Home equity lines of credit	353,161	6,153	3.51	340,281	6,000	3.56
Installment loans	8,011	351	8.84	5,712	334	11.78

Loans, net of unearned income	3,197,302	70,339	4.41	2,946,266	66,503	4.52

Total interest earning assets	4,613,285	79,092	3.44	4,468,620	77,680	3.48

Allowance for loan losses	(46,392)			(47,802)
Cash & non-interest earning assets	138,319			132,906

Total assets	$4,705,212			$4,553,724

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$692,445	216	0.06%	$619,076	173	0.06%
Money market accounts	636,596	1,164	0.37	650,828	1,217	0.38
Savings	1,239,737	1,257	0.20	1,232,803	1,355	0.22
Time deposits	1,185,363	4,934	0.84	1,142,001	3,986	0.70

Total interest bearing deposits	3,754,141	7,571	0.41	3,644,708	6,731	0.37
Short-term borrowings	187,560	646	0.69	195,954	735	0.76

Total interest bearing liabilities	3,941,701	8,217	0.42	3,840,662	7,466	0.39

Demand deposits	336,741			316,386
Other liabilities	25,817			22,499
Shareholders' equity	400,953			374,177

Total liabilities and shareholders' equity	$4,705,212			$4,553,724

Net interest income, tax equivalent		70,875			70,214

Net interest spread			3.02%			3.09%

Net interest margin (net interest incometo total interest earning assets)			3.08%			3.15%

Tax equivalent adjustment		(39)			(78)

Net interest income		70,836			70,136

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Non-GAAP Financial Measures Reconciliation

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of a building, nonperforming loans and securities from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

Core net income (“core earnings”) and core net income (“core earnings”) per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate core earnings by excluding the net after-tax gain on the sale of the proposed Florida operations building during the first quarter of 2014, the net after-tax gain on an significant sale of an ORE property in the second quarter of 2014 and net after-tax gains on the sale of non-performing loans in both the second quarter of 2014 and the second quarter of 2015 from net income and from net income per share.  We believe that this provides a reasonable measure of core net income (earnings).

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

Page | 13

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)
	06/30/15	03/31/15	06/30/14
Tangible Book Value Per Share

Equity	$402,459	400,476	385,017
Less: Intangible assets	553	553	553
Tangible equity	401,906	399,923	384,464

Shares outstanding	95,056	94,956	94,665
Tangible book value per share	4.23	4.21	4.06
Book value per share	4.23	4.22	4.07

Tangible Equity to Tangible Assets
Total Assets	4,741,337	4,740,656	4,589,129
Less: Intangible assets	553	553	553
Tangible assets	4,740,784	4,740,103	4,588,576

Tangible Equity to Tangible Assets	8.48%	8.44%	8.38%
Equity to Assets	8.49%	8.45%	8.39%

	3 Months Ended			6 Months Ended
Efficiency Ratio	06/30/15	03/31/15	06/30/14	06/30/15	06/30/14

Net interest income	$35,671	35,165	35,480	70,836	70,136
Taxable equivalent adjustment	19	20	33	39	78
Net interest income (fully taxable equivalent)	35,690	35,185	35,513	70,875	70,214
Non-interest income	4,454	4,623	4,505	9,077	10,264
Less: Net gain on sale of building and nonperforming loans	60	-	163	60	1,719
Less: Net gain on securities	-	249	-	249	6
Revenue used for efficiency ratio	40,084	39,559	39,855	79,643	78,753

Total noninterest expense	22,131	21,857	19,437	43,988	40,238
Less: Other real estate expense, net	201	424	(1,688)	625	(833)
Expense used for efficiency ratio	21,930	21,433	21,125	43,363	41,071

Efficiency Ratio	54.71%	54.18%	53.00%	54.45%	52.15%

	3 Months Ended			6 Months Ended
Core Net Income	06/30/15	03/31/15	06/30/14	06/30/15	06/30/14

Net income	$10,727	10,715	11,808	21,442	22,819
Less: Gain on sale of building, nonperforming loans, and significant ORE gain, net of tax	37	-	1,618	37	2,684
Core net income	10,690	10,715	10,190	21,405	20,135

Average basic shares outstanding (in thousands)	95,056	94,947	94,559	95,002	94,536
Average diluted shares outstanding (in thousands)	95,190	95,074	94,675	95,132	94,658

Net income per common share:
- Basic	$0.113	0.113	0.125	0.226	0.241
- Diluted	0.113	0.113	0.125	0.225	0.241

Core net income per common share:

- Basic	$0.112	0.113	0.108	0.225	0.213
- Diluted	0.112	0.113	0.108	0.225	0.213

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